Exhibit 4.44









                     THE TELEWEST EQUITY PARTICIPATION PLAN













                                                     CLIFFORD CHANCE
                                                     200 Aldersgate Street
                                                     London, EC1A 4JJ
                                                     Ref: PDXE/T1586/978/RTT
                                                     Date adopted: 9 May 1997

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                                    CONTENTS



                                                                        Page



PART A

1.       Definitions and Interpretation....................................1

2.       Grant of Awards...................................................2

3.       Bonus Options and Matching Allocations............................2

4.       Issue of Shares to Trustees.......................................3

5.       Exercise of Bonus Options and Transfer of Matching Shares.........4

6.       Takeover, Reconstruction and Winding-Up...........................5

7.       Variation of Capital..............................................6

8.       Alterations.......................................................6

9.       Miscellaneous.....................................................7

PART B

1.       Definitions and Interpretation....................................8

2.       Grant of Matching Allocations.....................................8

3.       Bonus Investment shares and Matching Shares.......................9

4.       Issue of shares to Trustee.......................................10

5.       Transfer of Matching Allocations.................................11

6.       Takeover, Reconstruction and Winding-up..........................12

7.       Variation of Capital.............................................12

8.       Alterations......................................................13

9.       Miscellaneous....................................................13



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                     THE TELEWEST EQUITY PARTICIPATION PLAN

PART A

1.       Definitions and Interpretation

(1)      In this Part A, unless the context otherwise requires:-

         "Award" means a Bonus Option or a Matching Allocation;

         "the Award Date" in relation to an Award means the date on which the Award was made;

         "Bonus Option" means a conditional right to acquire shares in the Company designated as a Bonus Option in accordance with Rule 3(l) of Part A;

         "the Company'" means Telewest Communications plc (registered in England and Wales No. 2983307);

         "the London Stock Exchange" means London Stock Exchange Limited;

         "Matching Allocation" means a conditional promise to transfer shares in the Company for no payment designated as a Matching Allocation in accordance with Rule 3(1) of Part A;

         "Matching Shares" means share the subject of a Matching Allocation;

         "Part A" means Part A of the Telewest Equity Participation Plan;

         "Participant" means a person who holds an Award granted under the Plan;

         "Participating Company" means the Company or any Subsidiary;

         "the Plan" means The Telewest Equity Participation Plan divided into Part A and Part B as herein set out but subject to any alterations made under Rule 8 of Part A or Rule 8 of Part B;

         "Remuneration Committee" means the Remuneration Committee of the board of directors of the Company;

         "Subsidiary" means a body corporate which is a subsidiary of the Company within the meaning of section 736 of the Companies Act 1985;

         "the Trust" means the Telewest 1994 Employees' Share Ownership Plan Trust established by deed on 21 November 1994;

         "the Trustees" means the trustee or trustees for the time being of the Trust;

         "US Person" means any natural person resident in the United States of America, its territories and possessions, any state of the United States of America and the District of Columbia.

(2) Any reference in the Plan to any enactment includes a reference to that enactment as from time to time modified extended or re-enacted.



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(3)      Any reference in this Part A to an Award means an Award granted under
         Part A of the Plan.

2.       Grant of Awards

(1) Subject to sub-rules (2) and (5) below, the Company may, with the approval of the Remuneration Committee, grant an Award to any employee or director of a Participating Company who is required to devote the whole or substantially the whole of his working time to the service of any Participating Company, and who is not within the two years immediately preceding the date on which he is bound to retire in accordance with the terms of his contract of employment, upon the terms set out in the Plan and upon such other terms as the Remuneration Committee may specify.

(2)      Awards may only be granted under the Plan:-

         (a) within the period of 6 weeks beginning with the date on which the Plan is adopted by the Company or the period of 6 weeks beginning with the dealing day next following the date on which the Company announces its annual, half-yearly or quarterly results, or at any other time when the circumstances are considered by the Remuneration Committee to be sufficiently exceptional to justify the grant thereof; and

         (b) within the period of 10 years beginning with the date on which the Plan is established.

(3) There shall be no monetary consideration for the grant of any Award under the Plan, and accordingly any such Award shall be granted by deed.

(4) The price payable by a Participant on the acquisition of shares pursuant to the exercise of a Bonus Option shah be in aggregate (pound)l (except in the case of a Participant who is a US Person, where the price payable shall be nil).

(5) The grant of any Award under the Plan shall be subject to obtaining any approval or consent required under the provisions of the document "The Listing Rules" published by The London Stock Exchange, of The City Code on Take-overs and Mergers, or of any regulation or enactment and shall be subject to any further requirements that the Remuneration Committee determine are necessary or desirable to comply with the securities or tax laws being from time to time in force in the United States of America.

(6) An Award granted under the Plan to any person shall not, except in the case of death as provided in Rule 5.3 below, be capable of being transferred by him and shall lapse if it is so transferred or he is adjudged bankrupt.

3.       Bonus Options and Matching Allocations

(1) Subject to sub-rule (2) below, an Award may be granted over such number of shares in the Company as the Remuneration Committee may determine, but each Award shall consist of two parts, half of the shares shall be comprised in the part which shall be designated by the Remuneration Committee as a Bonus Option and half of the shares shall be comprised in the part which shall be designated as a Matching Allocation at the time it is granted.



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(2)      The market value (within the meaning of Part VIII of the Taxation of
         Chargeable Gains Act 1992 but subject to sub-rule 3.3 below) of shares in the Company which are the subject of Bonus Options granted under the Plan to a Participant in any year shall not exceed such limit (not exceeding the amount of any cash bonus paid to the Participant under the Telewest annual performance-related Short Term Incentive Plan or any replacement plan) as the Remuneration Committee may set from time to time.

(3) For the purposes of this Rule, the market value of shares in relation to which an Award was granted shall be calculated as on the Award Date.

4.       Issue of shares to Trustees

(1) Subject to sub-rules (3) to (6) below, the Company may, with the approval of the Remuneration Committee,-

         (a) grant to the Trustees an option to subscribe for shares in the Company, or

         (b)      issue shares in the Company to the Trustees.

(2) The price at which shares may be acquired by the Trustees under the Plan shall be determined by the Remuneration Committee before the grant of the option to subscribe therefor or, in the case of shares issued otherwise than in pursuance of an option, before the issue thereof, but, if shares of the same class as those shares are listed in the London Stock Exchange Daily Official List, shall not be less than the middle-market quotation of shares of that class (as derived from that List) on the dealing day last preceding the date of grant of the option or, as the case may be, the date of issue of the shares.

(3) No options shall be granted, or shares issued otherwise than pursuant to the exercise of an option, under the Plan in any year which would, at the time of the grant or issue, cause the number of shares in the Company which shall have been or may be issued in pursuance of options granted in the period of 10 calendar years ending with that year, or shall have been issued in that period otherwise than in pursuance of options, under the Plan or under any other executive share scheme adopted by the Company to exceed such number as represents 5 per cent of the ordinary share capital of the Company in issue at that time.

(4) No options shall be granted, or shares issued otherwise than pursuant to the exercise of an option, under the Plan in the period of 3 calendar years beginning with the year 1997 or any successive period of 3 years which would, at the time of the grant or issue, cause the number of shares in the Company which shall have been or may be issued in pursuance of options granted in the 3-year period in question, or shall have been issued in that period otherwise than in pursuance of options, under the Plan or under any other executive share scheme adopted by the Company to exceed such number as represents 3 per cent of the ordinary share capital of the Company in issue at that time.

(5) No options shall be granted, or shares issued otherwise than pursuant to the exercise of an option, under the Plan in the period of 5 calendar years beginning with the year 1997 or any successive period of 5 years which would, at the time of the grant or issue, cause the number of shares in the Company which shall have been or may be issued in pursuance of options granted in that period, or shall have been issued in that period otherwise than in pursuance of options, under the Plan or under any other employees' share scheme adopted by the Company to exceed such number as represents 5 per cent. of the ordinary share capital of the Company in issue at that time.



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(6)      No options shall be granted, or shares issued otherwise than pursuant to the exercise of an option, under the Plan in any year which would, at the time of the grant or issue, cause the number of shares in the Company which shall have been or may be issued in pursuance of options granted in the period of 10 calendar years ending with that year, or been issued in that period otherwise than in pursuance of options, under the Plan or under any other employees' share scheme adopted by the Company to exceed such number as represents 10 per cent of the ordinary share capital of the Company in issue at that time.

5.       Exercise of Bonus Options and Transfer of Matching Shares

(1) The exercise of any Bonus Option granted under the Plan shall be effected in such form and manner as the Remuneration Committee may from time to time prescribe.

(2)      Subject to sub-rules (3) and (4) below and to Rule 6 below:

         (a) a Bonus Option granted under Part A of the Plan may be exercised at any time after the Award Date;

         (b) Matching Shares may only be transferred after the third anniversary of the Award Date and only if the Bonus Option has nor been exercised before the third anniversary of the Award Date and the Participant has not ceased to be a director or employee of a Participating Company before the third anniversary of the Award Date.

(3) If a Participant ceases to be a director or employee of a Participating Company the following provisions apply in relation to any Matching Allocation granted to him under the Plan:-

         (a) subject to sub-rule (6) below, if he so ceases by reason of death, injury, disability, redundancy (within the meaning of the Employment Rights Act 1996) or retirement at normal retirement age or by reason only that his office or employment is in a company which ceases to be a Participating Company or relates to a business or part of a business which is transferred to a person who is not a Participating Company, the Matching Shares shall be transferred as soon as reasonably practicable following the date of cessation;

         (b) if paragraph (a) above does not apply, the Matching Shares may not be transferred unless the Remuneration Committee decides otherwise.

(4) If the Participant ceases to be a director or employee of a Participating Company for any reason, the Bonus Option may be exercised by the Participant (or his personal representatives in the case of death) within 6 months of his so ceasing, or such longer period as the Remuneration Committee shall permit.

(5) A Participant shall not be treated for the purposes of sub-rules (3) and (4) above as ceasing to be a director or employee of a Participating Company until such time as he is no longer a director or employee of any of the Participating Companies, and a female Participant who ceases to be such a director or employee by reason of pregnancy and who exercises her right to return to work under the Employment Rights Act 1996 before exercising a Bonus Option under the Plan shall be treated for those purposes as not having ceased to be such a director or employee.


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(6)      The number of Matching Shares which may be transferred shall be reduced by 1 share for every 1 share over which the Bonus Option is exercised before the third anniversary of the Award Date (or in the event of a variation of the share capital of the Company after the exercise of the Bonus Option, by such number as the Remuneration Committee considers appropriate to reflect the variation).

(7) Notwithstanding any other provision of the Plan, a Bonus Option granted under the Plan may not be exercised after the expiration of the period of seven years beginning with the Award Date.

(8) Subject to sub-rule (9) below, within 30 days after a Bonus Option under the Plan has been exercised by any person, the Trustees shall transfer to him (or his nominee) the number of shares in respect of which the Bonus Option has been exercised.

(9) In a case where a Participating Company is obliged (in any jurisdiction) to account for any tax and/or any social security contributions recoverable from a Participant (together, the "Tax Liability") for which that Participant is liable by virtue of the exercise of a Bonus Option or the transfer of Matching Shares, the Company shall not be obliged to procure the transfer of the shares unless it or the Participant's employing company has received on or prior to the exercise date of the Bonus Option or the transfer of the Matching Shares payment from the Participant of an amount not less than the Tax Liability or unless that Participant has entered into arrangements acceptable to the Participant's employing company to secure that such a payment is made (whether by authorising the sale of some or all of the shares on his behalf and the payment to the employing company of any amount equal to the Tax Liability out of the proceeds of sale or otherwise).

(10) The transfer of any shares under the Plan shall be subject to obtaining any such approval or consent as is mentioned in Rule 2(5) above.

(11) A Participant shall not be entitled to any dividend or other distributions in respect of Matching Shares prior to the transfer of such shares to him and shall not be entitled to vote such shares prior to their transfer.

6.       Takeover, Reconstruction and Winding-Up

(1) If any person obtains control of the Company (within the meaning of section 840 of the Income and Corporation Taxes Act 1988) as a result of making a general offer to acquire shares in the Company, or having obtained such control makes such an offer, the Remuneration Committee shall within 7 days of becoming aware thereof notify every Participant thereof and, subject to sub-rules (3), (4) and (7) of Rule 5 above, a Bonus Option granted under the Plan may be exercised within one month (or such longer period as the Remuneration Committee may permit) of such notification, and Matching Shares shall be transferred as soon as reasonably practicable after such notification.

(2) For the purposes of sub-rule (1) above, a person shall be deemed to have obtained control of the Company if he and others acting in concert with him have together obtained control of it.

(3) If any person becomes bound or entitled to acquire shares in the Company under sections 428 to 430F of the Companies Act 1985, or if under section 425 of that Act the Court sanctions a compromise or arrangement proposed for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company or companies, or if the Company passes a resolution for


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         voluntary winding up, or if an order is made for the compulsory winding up of the Company, the Remuneration Committee shall forthwith notify every Participant thereof and any Award granted under the Plan may, subject to sub-rules 5.3, 5.4 and 5.7 of Rule 5 above, be exercised within one month of such notification, but to the extent that it is not exercised within that period shall (notwithstanding any other provision of the Plan) lapse on the expiration thereof, and Matching Shares shall be transferred as soon as reasonably practicable after such notification.

7.       Variation of Capital

(1) In the event of any increase or variation of the share capital of the Company (whenever effected), the Remuneration Committee may make such adjustments as it considers appropriate under sub-rule (2) below.

(2) An adjustment made under this sub-rule shall be to one or more of the following:-

         (a) the number of shares in respect of which any Bonus Option granted under the Plan may be exercised;

         (b) where any such Bonus Option has been exercised but no shares have been transferred pursuant to such exercise, the number of shares which may be so transferred;

         (c)      the number of Matching Shares.

(3) As soon as reasonably practicable after making any adjustment under sub-rule (2) above, the Remuneration Committee shall give notice in writing thereof to any Participant affected thereby.

8.       Alterations

(1) Subject to sub-rule (2) below, the Remuneration Committee may at any time alter all or any of the provisions of the Plan, or the terms of any Award granted under it, in any respect.

(2) Subject to sub-rule (3) below, no alteration to the advantage of Participants shall be made under sub-rule (1) above to Rules 2(1), 4, 5, 6 and 7(1) and (2) without the prior approval by ordinary resolution of the members of the Company in general meeting.

(3) Sub-rule (2) above shall not apply to any minor alteration to benefit the administration of the Scheme, to take account of a change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for Participants or any Participating Company.

(4) No alteration to the disadvantage of any Participant shall be made under sub-rule (1) above unless:-

         (a) the Remuneration Committee shall have invited every such Participant to give an indication as to whether or not he approves the alteration and

         (b) the alteration is approved by a majority of those Participants who have given such an indication.


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(5)      As soon as reasonably practicable after making any alteration under sub-rule (1) above, the Remuneration Committee shall give notice in writing thereof to any Participant affected thereby.

9.       Miscellaneous

(1) The rights and obligations of any individual under the terms of his office or employment with any Participating Company shall not be affected by his participation in the Plan or any right which he may have to participate therein, and an individual who participates therein shall waive any and all rights to compensation or damages in consequence of the termination of his office or employment for any reason whatsoever insofar as those rights arise or may arise from his ceasing to have rights under or be entitled to exercise any Bonus Option under the Plan or ceasing to have rights under any Matching Allocation as a result of such termination.

(2) In the event of any dispute or disagreement as to the interpretation of the Plan, or as to any question or right arising from or related to the Plan, the decision of the Remuneration Committee shall be final and binding upon all persons.

(3) The Company and any Subsidiary may provide money to the trustees of any trust or any other person to enable them or him to acquire shares to be held for the purposes of the Plan, or enter into any guarantee or indemnity for those purposes, to the extent permitted by section 153(4) of the Companies Act 1985 and, where applicable, section 154 of that Act.

(4) Where an Award is granted under the Plan to a person who is not chargeable to tax under Case I of Schedule E in respect of the office or employment by virtue of which it is granted to him, the provisions of the Plan shall apply thereto subject to such alterations or additions as the Remuneration Committee shall before the grant thereof have determined having regard to any securities, exchange control or taxation laws or regulations or similar factors which may have application to him or to any Participating Company in relation to the Award.

(5) Any notice or other communication under or in connection with the Plan may be given by personal delivery or by sending the same by post, in the case of a company to its registered office, and in the case of an individual to his last known address, or, where he is a director or employee of a Participating Company, either to his last known address or to the address of the place of business at which he performs the whole or substantially the whole of the duties of his office or employment. and where a notice or other communication is given by first-class post, it shall be deemed to have been received 48 hours after it was put into the post properly addressed and stamped.

(6) The rules of the Plan and the rights and obligations of any person thereunder shall be governed by and construed in accordance with the law of England.


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PART B

1.       Definitions and Interpretation

(1)      In this Part B, unless the context otherwise requires:-

         "the Award Date" means the date upon which a Matching Allocation is granted to a Participant under the Plan;

         "Bonus Investment shares" means shares in the Company designated as such by a Participant under Rule 3(1) below;

         "the Company" means Telewest Communications plc (registered in England and Wales No. 2983307);

         "the London Stock Exchange" means London Stock Exchange Limited;

         "Matching Allocation" means a conditional promise to transfer shares in the Company comprising Matching Shares upon the terms set out in the Plan;

         "Matching Shares" means shares in the Company subject to a Matching Allocation granted to a Participant;

         "Part B" means Part B of the Telewest Equity Participation Plan;

         "Participant" means a person who holds a Matching Allocation granted under the Plan;

         "Participating Company" means the Company or any Subsidiary;

         "the Plan" means The Telewest Equity Participation Plan divided into Part A and Part B as herein set out but subject to any alterations made under Rule 8 of Part A or Rule 8 of Part B;

         "Remuneration Committee" means the Remuneration Committee of the board of directors of the Company;

          "Subsidiary" means a body corporate which is a subsidiary of the Company within the meaning of section 736 of the Companies Act 1985;

         "the Trust" means the TeleWest 1994 Employee's Share Ownership Plan Trust established by deed on 21 November 1994;

         "the Trustees" means the trustee or trustees for the time being of the Trust.

         "US Person" means any natural person resident in the United States of America, its territories and possessions, any state of the United States of America and the District of Columbia.

(2) Any reference in the Plan to any enactment includes a reference to that enactment as from time to time modified extended or re-enacted.

(3) Any reference in this Part B to a Matching Allocation means a Matching Allocation granted under Part B of the Plan.



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2.       Grant of Matching Allocations

(1) Subject to sub-rules (2) and (5) below, and to Rule 3 below, the Company may, with the approval of the Remuneration Committee, grant a Matching Allocation to any employee or director of a Participating Company who is required to devote the whole or substantially the whole of his working time to the service of any Participating Company, and who is not within the two years immediately preceding the date on which he is bound to retire in accordance with the terms of his contract of employment, upon the terms set out in the Plan and upon such other terms as the Remuneration Committee may specify.

(2)      A Matching Allocation may only be granted under the Plan:-

         (a) within the period of 6 weeks beginning with the date on which the Plan is adopted by the Company or the period of 6 weeks beginning with the dealing day next following the date on which the Company announces its annual, half-yearly or quarterly results, or at any time when the circumstances are considered by the Remuneration Committee to be sufficiently exceptional to justify the grant thereof; and

         (b) within the period of 10 years beginning with the date on which the Plan is established.

(3) There shall be no monetary consideration for the grant of any Matching Allocation under the Plan, and accordingly any such Matching Allocation shall be granted by deed.

(4) The number of shares in the Company subject to a Matching Allocation granted to a Participant shall be ascertained in accordance with Rule 3 below.

(5) The grant of any Matching Allocation under the Plan shall be subject to obtaining any approval or consent required under the provisions of the document "The Listing Rules" published by The London Stock Exchange, of The City Code on Take-overs and Mergers, or of any regulation or enactment and shall be subject to any further requirements that the Remuneration Committee determine are necessary or desirable to comply with the securities or tax laws being from time to time in force in the United States of America.

(6) A Matching Allocation granted under the Plan to any person shall not, except in the case of death as provided in Rule 5(2) below, be capable of being transferred by him and shall lapse forthwith if it is so transferred or if he is adjudged bankrupt.

3.       Bonus Investment shares and Matching Shares

(1) A Participant shall designate shares in the Company as Bonus Investment Shares in accordance with sub-rules (2) and (3) below. The Company shall, so far as it is able, procure that the Bonus Investment Shares are dealt with in accordance with this Rule 3 and that the Trustees act in accordance herewith.

(2) A Participant may deposit shares acquired by him on the Award Date using the permitted percentage of any cash bonus paid to him (after deduction of tax) by the Company under the Telewest annual performance-related Short Term Incentive Plan (or any replacement plan) with the Trustees in accordance with sub-rule (3) below (and for the purposes of this sub-rule the permitted percentage shall be 50% or such other percentage as the Remuneration Committee may decide from time to time).


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(3)      The shares acquired pursuant to sub-rule (2) above shall either be registered in the name of the Trustees (or such other person as the Trustees may decide) and held by them as nominee for that Participant or may be retained by the Participant on terms specified by the Trustees.

(4) When the Trustees (or such other person as the Trustees may decide) hold the Bonus Investment Shares, dividends paid on the Bonus Investment Shares shall be beneficially owned by the Participant and the Trustees shall arrange for the dividends to be paid directly to the Participant or to his order.

(5) The Trustees shall not exercise the voting rights attaching to the Bonus Investment Shares except in accordance with instructions from the Participant.

(6) Where the Trustees (or such other person as the Trustees may decide) hold the Bonus Investment Shares, the Participant may at any time withdraw the Bonus Investment shares and the Trustees shall upon notice from the Participant transfer the Bonus Investment Shares to the Participant (or such person as he may nominate).

(7) The number of Matching Shares which are the subject of a Matching Allocation to a Participant shall be such number as has on the Award Date a market value equal to the amount which represents the gross sum that the Participant would need to be remunerated by the Company before deduction of tax and social security liabilities to enable the Participant to purchase after deduction of tax and social security liabilities the Bonus Investment Shares on the Award Date.

4.       Issue of shares to Trustee

(1) Subject to sub-rules (3) to (6) below, the Company may, with the approval of the Remuneration Committee,-

         (a) grant to the Trustees an option to subscribe for shares in the Company, or

         (b)      issue shares in the Company to the Trustees.

(2) The price at which shares may be acquired by the Trustees under the Plan shall be determined by the Remuneration Committee before the grant of the option to subscribe therefor or, in the ease of shares issued otherwise than in pursuance of an option, before the issue thereof, but, if shares of the same class as those shares are listed in the London Stock Exchange Daily Official List, shall not be less than the middle-market quotation of shares of that class (as derived from that List) on the dealing day last preceding the date of grant of the option or, as the case may be, the date of issue of the shares.

(3) No options shall be granted, or shares issued otherwise than pursuant to the exercise of an option, under the Plan in any year which would, at the time of the grant or issue, cause the number of shares in the Company which shall have been or may be issued in pursuance of options granted in the period of 10 calendar years ending with that year, or shall have been issued in that period otherwise than in pursuance of options, under the Plan or under any other executive share scheme adopted by the Company to exceed such number as represents 5 per cent of the ordinary share capital of the Company in issue at that time.

(4) No options shall be granted, or shares issued otherwise than pursuant to the exercise of an option, under the Plan in the period of 3 calendar years beginning with the year 1997 or any successive period of 3 years which would, at the time of the grant or issue, cause the


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         number of shares in the Company which shall have been or may be issued in pursuance of options granted in the 3-year period in question or shall have been issued in that period otherwise than in pursuance of options, under the Plan or under any other executive share scheme adopted by the Company to exceed such number as represents 3 per cent of the ordinary share capital of the Company in issue at that time.

(5) No options shall be granted, or shares issued otherwise than pursuant to the exercise of an option, under the Plan in the period of 5 calendar years beginning with the year 1997 or any successive period of 5 years which would, at the time of the grant or issue, cause the number of shares in the Company which shall have been or may be issued in pursuance of options granted in that period, or shall have been issued in chat period otherwise than in pursuance of options, under the Plan or under any other employees' share scheme adopted by the Company to exceed such number as represents 5 per cent. of the ordinary share capital of the Company in issue at that time.

(6) No options shall be granted, or shares issued otherwise than pursuant to the exercise of an option, under the Plan in any year which would, at the time of the grant or issue, cause the number of shares in the Company which shah have been or may be issued in pursuance of options granted in the period of 10 calendar years ending with that year, or been issued in that period otherwise than in pursuance of options, under the Plan or under any other employees' share scheme adopted by the Company to exceed such number as represents 10 per cent of the ordinary share capital of the Company in issue at that time.

5.       Transfer of Matching Allocations

(1) Subject to sub-rule (2) below, Matching Shares may only be transferred after the third anniversary of the Award Date and if the Participant has not ceased to be a director or employee of a Participating Company before the third anniversary of the Award Date.

(2) If any Participant ceases to be a director or employee of a Participating Company, the following provisions apply in relation to any Matching Allocation granted to him under the Plan:-

         (a) if he so ceases by reason of death, injury, disability, redundancy (within the meaning of the Employment Rights Act
                  1996) or retirement on reaching normal retirement age, or by reason only that his office or employment is in a company which ceases to be a Participating Company or relates to a business or part of a business which is transferred to a person who is not a Participating Company, the Matching Shares shall be transferred as soon as reasonably practicable following the date of cessation;

         (b) if paragraph (a) above does not apply, the Matching Shares may not be transferred unless the Remuneration Committee decides otherwise;

         and the Company shall procure the transfer of the Bonus Investment Shares to the Participant as soon as reasonably practicable following the date of the Participant's cessation.

(3) A Participant shall not be treated for the purposes of sub-rule (2) above as ceasing to be a director or employee of a Participating Company until such time as he is no longer a director or employee of any of the Participating Companies.


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

(4) If a Participant withdraws any of the Bonus Investment Shares in respect of which the Matching Allocation was granted before the third anniversary of the Award Date, the number of Matching Shares which may be transferred shall be reduced in proportion to the proportion which the number of Bonus Investment Shares withdrawn bears to the total number of Bonus Investment Shares (or in the event of a variation of the share capital of the Company after the withdrawal of any Bonus Investment Shares, by such number as the Board considers appropriate to reflect the variation).

(5) In a case where a Participating Company is obliged (in any jurisdiction) to account for any tax and/or any social security contributions recoverable from a Participant (together, the "Tax Liability") for which that Participant is liable by virtue of the transfer of Matching Shares, the Company shall not be obliged to procure the transfer of such shares unless it or the Participant's employing company has received on or prior to the transfer of the Matching Shares payment from the Participant of an amount not less than the Tax Liability or unless that Participant has entered into arrangements acceptable to the Participant's employing company to secure that such a payment is made (whether by authorising the sale of some or all of the Matching Shares on his behalf and the payment to the employing company of an amount equal to the Tax .Liability out of the proceeds of sale or otherwise).

(6) The transfer of any shares under the Plan shall be subject to obtaining any such approval or consent as is mentioned in Rule 2(5) above.

(7) A Participant shall not be entitled to any dividend or other distributions in respect of Matching Shares prior to the transfer of such shares to him and shall not be entitled to vote such shares prior to their transfer.

6.       Takeover, Reconstruction and Winding-up

(1) If any person obtains control of the Company (within the meaning of section 840 of the Income and Corporation Taxes Act 1988) as a result of making a general offer to acquire shares in the Company, or having obtained such control makes such an offer, the Board shall within 7 days of becoming aware thereof notify every Participant thereof and, subject to sub-rule (2) of Rule 5 above and sub-tie (3) below, Matching Shares shall be transferred as soon as reasonably practicable after such notification.

(2) For the purposes of sub-rule (1) above, a person shall be deemed to have obtained control of the Company if he and others acting in concert with him have together obtained control of it.

(3) If any person becomes bound or entitled to acquire shares in the Company under sections 428 to 430F of the Companies Act 1985, or if under section 425 of that Act the Court sanctions a compromise or arrangement proposed for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company or companies, or if the Company passes a resolution for voluntary winding up, or if an order is made for the compulsory winding up of the Company, the Board shall within 7 days of becoming aware thereof notify every Participant thereof and Matching Shares shall be transferred as soon as reasonably practicable after such notification.


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

7.       Variation of Capital

(1) In the event of any increase or variation of the share capital of the Company (whenever effected), the Remuneration Committee may make such adjustments as they consider appropriate to the number of Matching Shares.

(2) As soon as reasonably practicable after making any adjustment under sub-rule (1) above, the Remuneration Committee shall give notice in writing thereof to any Participant affected thereby.

8.       Alterations

(1) Subject co sub-rule (2) below, the Remuneration Committee may at any time after all or any of the provisions of the Plan, or the terms of any Matching Allocation granted under it, in any respect.

(2) Subject to sub-rule (3) below, no alteration to the advantage of Participants shall be made under sub-rule (1) above to either of Rules 2(1), 4, 5, 6, 7(1) and (2) without the prior approval by ordinary resolution of the members of the Company in general meeting.

(3) Sub-rule (2) above shall not apply to any minor alteration to benefit the administration of the Scheme, to take account of a change in legislation or to obtain or maintain favourable tax, change control or regulatory treatment for Participants or any Participating company.

(4) No alteration to the disadvantage of any existing rights of a Participant shall be made under sub-rule (1) above unless:-

         (a) the Remuneration Committee shall have invited every such Participant to give an indication as to whether or not he approves the alteration, and

         (b) the alteration is approved by a majority of those Participants who have given such an indication.

(5) As soon as reasonably practicable after making any alteration under sub-rule (1) above, the Remuneration Committee shall give notice in writing thereof to any Participant affected thereby.

9.       Miscellaneous

(1) The rights and obligations of any individual under the terms of his office or employment with any Participating Company shall not be affected by his participation in the Plan or any right which he may have to participate therein, and an individual who participates therein shall waive any and all rights to compensation or damages in consequence of the termination of his office or employment for any reason whatsoever insofar as those rights arise or may arise from his ceasing to have rights under any Matching Allocation under the Plan as a result of such termination.

(2) In the event of any dispute or disagreement as to the interpretation of the Plan, or as to any question or right arising from or related to the Plan, the decision of the Remuneration Committee shall be final and binding upon all persons.

(3) The Company and any Subsidiary may provide money to the trustees of any trust or any other person to enable them or him to acquire shares to be held for the purposes of the Plan, or enter into any guarantee or indemnity for those purposes, to the extent permitted by section 153(4)


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

         of the Companies Act 1985 and, where applicable, section 154 of that Act.

(4) Where a Matching Allocation is granted under the Plan to a person who is not chargeable to tax under Case I of Schedule E in respect of the office or employment by virtue of which it is granted to him, the provisions of the Plan shall apply thereto subject to such alterations or additions as the Remuneration Committee shall before the grant thereof have determined having regard to any securities, exchange control or taxation laws or regulations or similar factors which may have application to him or to any Participating Company in relation to the Matching Allocation.

(5) Any notice or other communication under or in connection with the Plan may be given by personal delivery or by sending the same by post, in the case of a company to its registered office, and in the case of an individual to his last known address, or, where he is a director or employee of a Participating Company, either to his last known address or to the address of the place of business at which he performs the whole or substantially the whole of the duties of his office or employment, and where a notice or other communication is given by first-class post, it shall be deemed to have been received 48 hours after it was put into the post properly addressed and stamped.

(6) The rules of the Plan and the rights and obligations of any person thereunder shall be governed by and construed in accordance with the laws of England.



                                                     CLIFFORD CHANCE
                                                     200 Aldersgate Street
                                                     London, EC1A 4JJ








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